UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 1, 2014 (December 1, 2014)
Date of Report (Date of earliest event reported)

Commission	Exact name of registrant as specified in its charter;	IRS Employer
File Number	State or other jurisdiction of incorporation or organization	Identification No.

001-14881	BERKSHIRE HATHAWAY ENERGY COMPANY	94-2213782
(An Iowa Corporation)
666 Grand Avenue, Suite 500
Des Moines, Iowa 50309-2580
515-242-4300

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 1, 2014, Berkshire Hathaway Energy Company ("BHE") issued $0.5 billion of junior subordinated debentures to certain subsidiaries of Berkshire Hathaway Inc. pursuant to an indenture, by and between BHE and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of November 12, 2014 (the "Indenture"). Such funds, together with cash on hand, the sum of $1.0 billion of borrowings under BHE's commercial paper program and $1.0 billion of junior subordinated debentures previously issued to certain subsidiaries of Berkshire Hathaway Inc. on November 12, 2014 pursuant to the Indenture, were used to fund the aggregate consideration paid of C$3.1 billion (approximately $2.7 billion) to SNC-Lavalin Group Inc. for 100% of the equity interests of AltaLink, L.P. ("AltaLink").

The commercial paper borrowings have maturity dates ranging from one to 29 days from December 1, 2014, and have an approximate average interest rate of 0.40%.

The junior subordinated debentures are unsecured and junior in right of payment to BHE's senior debt. The junior subordinated debentures (i) have a 30 year maturity; (ii) bear interest at a floating rate equal to (a) the greater of 1% and the London Interbank Offered Rate (the greater of such two rates, the "Base Rate") plus 200 basis points through the date prior to the third anniversary of the issuance date; (b) the Base Rate plus 300 basis points (or, if at least 50% of principal is repaid prior to the third anniversary of the issuance date, the Base Rate plus 200 basis points) from the third anniversary of the issuance date through the date prior to the seventh anniversary of the issuance date; and (c) the Base Rate plus 375 basis points from the seventh anniversary of the issuance date until the maturity of the junior subordinated debentures; and (iii) are redeemable at BHE's option from time to time at par plus accrued and unpaid interest. The holders are restricted from transferring the junior subordinated debentures except to Berkshire Hathaway Inc. and its subsidiaries.

The foregoing discussion of the junior subordinated debentures is qualified in its entirety by reference to the Indenture, a copy of which is attached hereto as Exhibit 4.1 and incorporated into this Item 2.03 by reference.

Item 8.01.    Other Events

On December 1, 2014, BHE completed its previously announced acquisition of AltaLink. Following completion of the acquisition, AltaLink became an indirect wholly owned subsidiary of BHE. Under the terms of the Share Purchase Agreement, dated May 1, 2014, among BHE and SNC-Lavalin Group Inc., BHE paid C$3.1 billion (approximately $2.7 billion) in cash to SNC-Lavalin Group Inc. for 100% of the equity interests of AltaLink. AltaLink is a regulated electric transmission business, headquartered in Calgary, Alberta. AltaLink owns 12,000 kilometers of transmission lines in Alberta and operates under a cost-of-service regulatory model, including a forward test year, overseen by the Alberta Utilities Commission. AltaLink reported C$5.9 billion of total assets as of December 31, 2013 and C$534 million of revenue and C$259 million of operating income for the year ended December 31, 2013.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1
Indenture, dated as of November 12, 2014, by and between Berkshire Hathaway Energy Company and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to the junior subordinated debentures (including form of junior subordinated debenture).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERKSHIRE HATHAWAY ENERGY COMPANY
(Registrant)
Date: December 1, 2014
/s/ Douglas L. Anderson
Douglas L. Anderson
Executive Vice President
and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
4.1
Indenture, dated as of November 12, 2014, by and between Berkshire Hathaway Energy Company and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to the junior subordinated debentures (including form of junior subordinated debenture).

5